Exhibit 99.1

FIRST CAPITAL, INC. REPORTS QUARTERLY EARNINGS

Corydon, Indiana — (BUSINESS WIRE) — July 24, 2026.  First Capital, Inc. (the “Company”) (NASDAQ:  FCAP), the holding company for First Harrison Bank (the “Bank”), today reported net income of $4.8 million, or $1.43 per diluted share, for the quarter ended June 30, 2026, compared to net income of $3.8 million, or $1.13 per diluted share, for the quarter ended June 30, 2025.

Results of Operations for the Three Months Ended June 30, 2026 and 2025

Net interest income after provision for credit losses increased $1.6 million for the quarter ended June 30, 2026 compared to the same period in 2025.  Interest income increased $1.6 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.82% for the second quarter of 2025 to 5.12% for the same period in 2026, in addition to an increase in the average balance of interest-earning assets from $1.18 billion for the second quarter of 2025 to $1.24 billion for the same period in 2026.  Interest expense decreased $93,000 when comparing the periods as the average cost of interest-bearing liabilities decreased from 1.64% for the quarter ended June 30, 2025 to 1.56% for the same period in 2026 while the average balance of interest-bearing liabilities increased from $883.8 million for the quarter ended June 30, 2025 to $907.3 million for the same period in 2026.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.59% for the quarter ended June 30, 2025 to 3.98% for the same period in 2026. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the quarter ended June 30, 2025 to the quarter ended June 30, 2026.

Based on management’s analysis of the Allowance for Credit Losses (“ACL”) on loans and unfunded loan commitments, the provision for credit losses increased from $306,000 for the quarter ended June 30, 2025 to $425,000 for the quarter ended June 30, 2026.  The Bank recognized net charge-offs of $58,000 and $113,000 for the quarters ended June 30, 2026 and 2025, respectively.

Noninterest income increased $187,000 for the quarter ended June 30, 2026 as compared to the quarter ended June 30, 2025.  The increase is primarily due to the Company recognizing a $92,000 gain on equity securities during the quarter ended June 30, 2026 compared to a loss of $41,000 during the same period in 2025.  In addition, the Company recognized an increase of $54,000 in service charges on deposit accounts when comparing the two periods.

Noninterest expenses increased $359,000 for the quarter ended June 30, 2026 as compared to the same period in 2025. This was primarily due to increases in compensation and benefits, advertising, and other expenses of $235,000, $84,000 and $79,000, respectively, when comparing the two periods.  The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits.  The increase in advertising expenses is related to various new marketing campaigns undertaken during the quarter ended June 30, 2026.  The increase in other expenses was primarily due to general inflationary pressures and routine pricing increases rather than any specific item.  These increases were partially offset by a $75,000 decrease in professional services when comparing the two periods due to fewer consulting fees during the quarter ended June 30, 2026.

Income tax expense increased $397,000 for the quarter ended June 30, 2026 as compared to the same period in 2025 resulting in an effective tax rate of 20.8% for the quarter ended June 30, 2026, compared to 18.4% for the same period in 2025.  The increase in the Company’s effective tax rate for the quarter ended June 30, 2026 reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Results of Operations for the Six Months Ended June 30, 2026 and 2025

For the six months ended June 30, 2026, the Company reported net income of $9.1 million, or $2.72 per diluted share, compared to net income of $7.0 million, or $2.09 per diluted share, for the same period in 2025.

Net interest income after provision for credit losses increased $3.4 million for the six months ended June 30, 2026 compared to the same period in 2025.  Interest income increased $3.2 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.73% for the six months ended June 30, 2025 to 5.04% for the same period in 2026, in addition to an increase in the average balance of interest-earning assets from $1.18 billion for the six months ended June 30, 2025 to $1.23 billion for the same period in 2026.  Interest expense decreased $352,000 when comparing the periods as the average cost of interest-bearing liabilities decreased from 1.67% for the six months ended June 30, 2025 to 1.56% for the same period in 2026 while the average balance of interest-bearing liabilities increased from $883.2 million for the six months ended June 30, 2025 to $904.4 million for the same period in 2026.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.47% for the six months ended June 30, 2025 to 3.90% for the same period in 2026. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the six months ended June 30, 2025 to the six months ended June 30, 2026.

(1) Reconciliations of the non–U.S. Generally Accepted Accounting Principles (“GAAP”) measures are set forth at the end of this press release.

Based on management’s analysis of the ACL on loans and unfunded loan commitments, the provision for credit losses increased from $644,000 for the six months ended June 30, 2025 to $775,000 for the six months ended June 30, 2026.  The Bank recognized net charge-offs of $169,000 and $197,000 for the six months ended June 30, 2026 and 2025, respectively.

Noninterest income increased $387,000 for the six months ended June 30, 2026 as compared to the six months ended June 30, 2025.  The increase is primarily due to the Company recognizing a $270,000 gain on equity securities during the six months ended June 30, 2026 compared to a loss of $23,000 during the same period in 2025.  In addition, the Company recognized increases of $70,000 and $53,000 in ATM and debit card fee income and service charges on deposit accounts, respectively, when comparing the two periods.  These increases were partially offset by the Company recognizing a $92,000 loss on sale of available for sale securities for the six months ended June 30, 2026 compared to a loss of $55,000 for the same period in 2025.  The loss on sale of available for sale securities during the six months ended June 30, 2026 was a result of management’s decision to sell $18.7 million of available for sale securities to better position the Company’s investment portfolio for increased future yields.

Noninterest expenses increased $931,000 for the six months ended June 30, 2026 as compared to the same period in 2025. This was primarily due to increases in compensation and benefits, other expenses, professional services, and advertising expenses of $470,000, $178,000, $166,000 and $82,000, respectively, when comparing the two periods.  The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits.  The increase in other expenses is primarily due to an increase in consumer fraud losses and increased support of the Company’s local communities through sponsorships and donations during the six months ended June 30, 2026 as compared to the same period in 2025.  The increase in professional services is due to increased consulting fees.  The increase in advertising expenses is related to various new marketing campaigns undertaken during the six months ended June 30, 2026 as compared to the same period in 2025.

Income tax expense increased $755,000 for the six months ended June 30, 2026 as compared to the same period in 2025 resulting in an effective tax rate of 20.0% for the six months ended June 30, 2026, compared to 17.9% for the same period in 2025.  The increase in the Company’s effective tax rate for the six months ended June 30, 2026 reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Comparison of Financial Condition at June 30, 2026 and December 31, 2025

Total assets were $1.29 billion at June 30, 2026 compared to $1.27 billion at December 31, 2025.  Net loans receivable and cash and cash equivalents increased $14.0 million and $12.5 million, respectively, from December 31, 2025 to June 30, 2026. These increases were partially offset by a decrease of $10.3 million in available for sale securities when comparing the two periods.  Deposits increased $13.7 million from $1.12 billion at December 31, 2025 to $1.14 billion at June 30, 2026.  Nonperforming assets (consisting of nonaccrual loans, accruing loans 90 days or more past due, and foreclosed real estate) increased from $4.4 million at December 31, 2025 to $4.9 million at June 30, 2026.

The Bank currently has 17 offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:

Joshua P. Stevens

Chief Financial Officer

812-738-1570

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2026	2025	2026	2025
(Dollars in thousands, except per share data)

Total interest income	$15,622	$14,040	$30,546	$27,386
Total interest expense	3,535	3,628	7,041	7,393
Net interest income	12,087	10,412	23,505	19,993
Provision for credit losses	425	306	775	644
Net interest income after provision for credit losses	11,662	10,106	22,730	19,349

Total non-interest income	2,205	2,018	4,253	3,866
Total non-interest expense	7,853	7,494	15,606	14,675
Income before income taxes	6,014	4,630	11,377	8,540
Income tax expense	1,249	852	2,279	1,524
Net income	4,765	3,778	9,098	7,016
Less net income attributable to the noncontrolling interest	3	3	6	6
Net income attributable to First Capital, Inc.	$4,762	$3,775	$9,092	$7,010

Net income per share attributable to
First Capital, Inc. common shareholders:
Basic	$1.43	$1.13	$2.73	$2.09

Diluted	$1.43	$1.13	$2.72	$2.09

Weighted average common shares outstanding:
Basic	3,336,190	3,346,653	3,336,134	3,346,751

Diluted	3,339,690	3,350,344	3,339,124	3,349,308

OTHER FINANCIAL DATA

Cash dividends per share	$0.31	$0.29	$0.62	$0.58
Return on average assets (annualized)	1.49%	1.24%	1.43%	1.16%
Return on average equity (annualized)	13.60%	12.59%	12.98%	11.86%
Net interest margin	3.91%	3.52%	3.82%	3.40%
Net interest margin (tax-equivalent basis) (1)	3.98%	3.59%	3.90%	3.47%
Interest rate spread	3.49%	3.11%	3.41%	2.99%
Interest rate spread (tax-equivalent basis) (1)	3.56%	3.18%	3.48%	3.06%
Net overhead expense as a percentage of average assets (annualized)	2.46%	2.47%	2.45%	2.43%

	June 30,	December 31,
BALANCE SHEET INFORMATION	2026	2025

Cash and cash equivalents	$149,812	$137,288
Interest-bearing time deposits	1,225	1,470
Investment securities	413,917	424,190
Gross loans	678,838	664,208
Allowance for credit losses	10,714	10,108
Earning assets	1,215,369	1,193,475
Total assets	1,290,041	1,271,995
Deposits	1,136,731	1,122,990
Stockholders' equity, net of noncontrolling interest	142,510	137,797
Allowance for credit losses as a percentage of gross loans	1.58%	1.52%
Non-performing assets:
Nonaccrual loans	4,920	4,268
Accruing loans past due 90 days	—	83
Foreclosed real estate	—	—
Regulatory capital ratios (Bank only):
Community Bank Leverage Ratio (2)	11.34%	11.01%

(1)  See reconciliation of GAAP and non-GAAP financial measures for additional information relating to the calculation of this item.

(2)  Effective March 31, 2020, the Bank opted in to the Community Bank Leverage Ratio (CBLR) framework. As such, the other regulatory ratios are no longer provided.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Three Months ended June 30,
	2026			2025
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$661,948	$10,675	6.45%	$643,824	$10,165	6.32%
Tax-exempt (3)	12,774	176	5.51%	10,686	114	4.27%
Total loans	674,722	10,851	6.43%	654,510	10,279	6.28%

Investment securities:
Taxable (4)	312,690	2,889	3.70%	308,527	2,004	2.60%
Tax-exempt (3)	119,056	902	3.03%	118,418	842	2.84%
Total investment securities	431,746	3,791	3.51%	426,945	2,846	2.67%

Interest bearing deposits with banks (5)	130,539	1,207	3.70%	100,563	1,116	4.44%

Total interest earning assets	1,237,007	15,849	5.12%	1,182,018	14,241	4.82%

Non-interest earning assets	42,055			34,037
Total assets	$1,279,062			$1,216,055

Interest bearing liabilities:
Interest-bearing demand deposits	$442,178	$1,203	1.09%	$440,186	$1,334	1.21%
Savings accounts	223,630	100	0.18%	228,261	165	0.29%
Time deposits	241,466	2,232	3.70%	215,314	2,129	3.96%
Total deposits	907,274	3,535	1.56%	883,761	3,628	1.64%

Total interest bearing liabilities	907,274	3,535	1.56%	883,761	3,628	1.64%

Non-interest bearing liabilities
Non-interest bearing deposits	219,031			202,365
Other liabilities	12,664			9,965
Total liabilities	1,138,969			1,096,091
Stockholders' equity (6)	140,093			119,964
Total liabilities and stockholders' equity	$1,279,062			$1,216,055

Net interest income (tax-equivalent basis)		$12,314			$10,613
Less: tax equivalent adjustment		(227)			(201)
Net interest income		$12,087			$10,412

Interest rate spread			3.49%			3.11%
Interest rate spread (tax-equivalent basis) (7)			3.56%			3.18%
Net interest margin			3.91%			3.52%
Net interest margin (tax-equivalent basis) (7)			3.98%			3.59%
Ratio of average interest earning assets to average interest bearing liabilities			136.34%			133.75%

(1)  Interest income on loans includes fee income of $227,000 and $222,000 for the three months ended June 30, 2026 and 2025, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Six Months ended June 30,
	2026			2025
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$660,861	$21,030	6.36%	$638,326	$19,849	6.22%
Tax-exempt (3)	11,517	285	4.95%	10,786	228	4.23%
Total loans	672,378	21,315	6.34%	649,112	20,077	6.19%

Investment securities:
Taxable (4)	315,200	5,626	3.57%	309,248	3,864	2.50%
Tax-exempt (3)	119,093	1,792	3.01%	118,650	1,663	2.80%
Total investment securities	434,293	7,418	3.42%	427,898	5,527	2.58%

Interest bearing deposits with banks (5)	122,624	2,249	3.67%	98,723	2,179	4.41%

Total interest earning assets	1,229,295	30,982	5.04%	1,175,733	27,783	4.73%

Non-interest earning assets	43,940			31,697
Total assets	$1,273,235			$1,207,430

Interest bearing liabilities:
Interest-bearing demand deposits	$439,812	$2,367	1.08%	$439,952	$2,743	1.25%
Savings accounts	223,502	199	0.18%	226,842	328	0.29%
Time deposits	241,060	4,475	3.71%	216,418	4,322	3.99%
Total deposits	904,374	7,041	1.56%	883,212	7,393	1.67%

Total interest bearing liabilities	904,374	7,041	1.56%	883,212	7,393	1.67%

Non-interest bearing liabilities
Non-interest bearing deposits	216,123			198,218
Other liabilities	12,603			7,804
Total liabilities	1,133,100			1,089,234
Stockholders' equity (6)	140,135			118,196
Total liabilities and stockholders' equity	$1,273,235			$1,207,430

Net interest income (tax-equivalent basis)		$23,941			$20,390
Less: tax equivalent adjustment		(436)			(397)
Net interest income		$23,505			$19,993

Interest rate spread			3.41%			2.99%
Interest rate spread (tax-equivalent basis) (7)			3.48%			3.06%
Net interest margin			3.82%			3.40%
Net interest margin (tax-equivalent basis) (7)			3.90%			3.47%
Ratio of average interest earning assets to average interest bearing liabilities			135.93%			133.12%

(1)  Interest income on loans includes fee income of $419,000 and $358,000 for the six months ended June 30, 2026 and 2025, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management uses these “non-GAAP” measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of the Company's ongoing operations.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
(Dollars in thousands)
Net interest income (A)	$12,087	$10,412	$23,505	$19,993
Add: Tax-equivalent adjustment	227	201	436	397
Tax-equivalent net interest income (B)	12,314	10,613	23,941	20,390
Average interest earning assets (C)	1,237,007	1,182,018	1,229,295	1,175,733
Net interest margin (A)/(C)	3.91%	3.52%	3.82%	3.40%
Net interest margin (tax-equivalent basis) (B)/(C)	3.98%	3.59%	3.90%	3.47%

Total interest income (D)	$15,622	$14,040	$30,546	$27,386
Add: Tax-equivalent adjustment	227	201	436	397
Total interest income tax-equivalent basis (E)	15,849	14,241	30,982	27,783
Average interest earning assets (F)	1,237,007	1,182,018	1,229,295	1,175,733
Average yield on interest earning assets (D)/(F); (G)	5.05%	4.75%	4.97%	4.66%
Average yield on interest earning assets tax-equivalent (E)/(F); (H)	5.12%	4.82%	5.04%	4.73%
Average cost of interest bearing liabilities (I)	1.56%	1.64%	1.56%	1.67%
Interest rate spread (G)-(I)	3.49%	3.11%	3.41%	2.99%
Interest rate spread tax-equivalent (H)-(I)	3.56%	3.18%	3.48%	3.06%